Exhibit 32.2

                            CERTIFICATION OF PERIODIC REPORT
                     As adopted pursuant to Section 906 of
                         the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the third quarter ended March 31, 2006 of Integrated BioPharma, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dina L. Masi, the Senior Vice President and Chief Financial Officer of Integrated BioPharma, Inc. certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date:    May 12, 2006                     By: /s/ Dina L. Masi
                                          --------------------
                                          Dina L. Masi,
                                          Title:  Senior Vice President &
                                          Chief Financial Officer